EXHIBIT C

AFFILIATE JOINDER AGREEMENT TO THE INVESTMENT AGREEMENT

The undersigned is executing and delivering this Affiliate Joinder Agreement pursuant to that certain Investment Agreement, dated as of 5 May 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and between (i) Global Blue Group Holding AG, a Swiss corporation (the “Company”), and (ii) CK Opportunities Fund I, LP (the “Investor Holder”). Capitalized terms used but not defined in this Affiliate Joinder Agreement shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Affiliate Joinder Agreement to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof to become a party to the Investment Agreement as the “Investor Holder” and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Investor Holder, in the same manner as if the undersigned were an original signatory to the Investment Agreement; provided that nothing in the foregoing shall release CK Opportunities Fund I, LP from its rights and obligations under the Investment Agreement.

The administrative details of the undersigned for the purposes of Clause 13 (Notices) are as follows:

Address:	CK Opportunities Wolverine S.à r.l., c/o Knighthead Capital Management, LLC, 280 Park Avenue, 22nd Floor, New York, New York 10017
Email:	ltorrado@knighthead.com
Attention:	Laura Torrado

Address:	CK Opportunities Wolverine S.à r.l., c/o Certares Management LLC, 350 Madison Avenue, 8th Floor, New York, New York 10017
Email:	tom.lamacchia@certares.com
Attention:	Tom LaMacchia

The undersigned acknowledges and agrees that Clauses 16 (Miscellaneous) and 17 (Governing Law and Jurisdiction) are incorporated herein by reference, mutatis mutandis.

Accordingly, CK Opportunities Wolverine S.à r.l. has executed and delivered this Affiliate Joinder Agreement as of May 23, 2022

/s/ Tom LaMacchia
(Signature)

Address:	c/o Certares Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017

Email address: tom.lamacchia@certares.com

/s/ Laura Torrado
(Signature)

Address:	Knighthead Capital Management, LLC
280 Park Avenue, 22nd Floor
New York, New York 10017

Email address: ltorrado@knighthead.com